Exhibit 99.1

Live Ventures Announces $10 Million Common Stock Repurchase Program

LAS VEGAS, Feb. 20, 2018 (GLOBE NEWSWIRE) -- Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, today announced that its Board of Directors has approved a new stock repurchase program that will enable the Company to repurchase up to $10 million of its common stock over the next three years. Live Ventures’ previous stock repurchase program expired last month.

“Management believes that the program is designed to strengthen the company's long-term financial structure by capitalizing on the current undervaluation of its stock in the open market,” said Jon Isaac, Live Ventures’ President and Chief Executive Officer.

Under the new stock repurchase program, Live Ventures may purchase shares of its common stock through various means, in open market transactions, including through block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which would permit common stock to be repurchased at a time that Live Ventures might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The number of shares repurchased and the timing, manner, price and amount of any repurchases will be determined in the Company’s discretion and subject to a number of factors, including, but not limited to, stock price, trading volume and general market conditions, along with Live Ventures’ general business conditions and other factors. The program may be suspended or discontinued at any time and the program does not obligate the company to acquire any specific number of shares of its common stock.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and preowned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer’s doorstep. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of 17 company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@live-ventures.com
http://live-ventures.com
Source:  Live Ventures Incorporated